UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event Reported): September 19, 2023
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MercadoLibre, Inc.
(Exact name of Registrant as specified in Charter)
Commission file number 001-33647
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Delaware	98-0212790
(State or other jurisdiction of incorporation )	(I.R.S. Employer Identification Number)
WTC Free Zone
Dr. Luis Bonavita 1294, Of. 1733, Tower II
Montevideo, Uruguay , 11300
(Address of registrant’s principal executive offices) (Zip Code)
(+598) 2-927-2770
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MELI	Nasdaq Global Select Market
2.375% Sustainability Notes due 2026	MELI26	The Nasdaq Stock Market LLC
3.125% Notes due 2031	MELI31	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On September 19, 2023, MercadoLibre, Inc. (the “Company”) announced that it will redeem all of its outstanding 2.00% Convertible Senior Notes due 2028 (the “Notes”). In lieu of surrendering their Notes for redemption, holders of the Notes may elect to convert their Notes at any time before 5 p.m. (New York City time) on November 13, 2023. Each $1,000 principal amount of Notes is convertible into 2.2952 shares of the Company’s common stock, par value $0.001 per share. The redemption price to be paid for any Notes that are not converted will be 100% of the redeemed Notes’ principal amount plus accrued and unpaid interest up to, but excluding, the redemption date. The redemption date will be November 14, 2023.

The Notes were issued pursuant to an Indenture dated as of August 24, 2018, between the Company and Wilmington Trust, National Association, as Trustee. $439,075,000 aggregate principal amount of the Notes is currently outstanding.

This filing is not a notice of redemption. The redemption will be made solely pursuant to the redemption notice.

A copy of the press release announcing the redemption is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated September 19, 2023
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Date: September 19, 2023	By:	/s/ Martín de los Santos
	Name:	Martín de los Santos
	Title:	Chief Financial Officer